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                                                                  EXHIBIT 10.5.a

                           IMAGE ENTERTAINMENT, INC.
                                (the "Company")

              EMPLOYEE (NONQUALIFIED) STOCK OPTION GRANT AGREEMENT
              ----------------------------------------------------

THIS EMPLOYEE (NONQUALIFIED) STOCK OPTION AGREEMENT (the "Option Agreement") is between the Company and the Optionee named below and evidences the Company's grant to the Optionee of a Nonqualified Stock Option to purchase authorized but unissued shares of the Company's Common Stock. The Option is granted pursuant to and subject to the Company's 1998 Incentive Plan (the "Plan") and the Terms and Conditions for Nonqualified Stock Options Under the 1998 Incentive Plan (the "Terms"), incorporated herein by this reference.

     Optionee:------------------------       Vesting Schedule/1/,/2/:
                                             ------------------------------
     Exercise Price Per Share:  $-----/1/    ------------------------------
                                             ------------------------------
     Number of Shares:----------------/1/    ------------------------------
                                             ------------------------------
     Grant Date:----------------------       ------------------------------
                                             ------------------------------
     Expiration Date:-----------------/2/    ------------------------------

     -----------------------------
     _____________________________
     /1/Subject to adjustment under Section 6.2 of the Plan.

     /2/Subject to early termination if the Optionee's employment terminates or in certain other circumstances. See Sections 4 through 6 of the Terms and Sections 1.6 and 6.2 of the Plan for exceptions and additional details regarding possible early termination of the Option.


Optionee accepts the Option and agrees to and acknowledges receipt of a copy of the Plan and the Terms.

IMAGE ENTERTAINMENT, INC.           AGREED AND ACKNOWLEDGED:
(a California corporation)

                                    _________________________________
By: ____________________________    (Optionee's Signature)
     Cheryl Lee,
     CAO & General Counsel          _________________________________
                                    (Address)

                                    _________________________________
                                    (City, State, Zip Code)

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                           TERMS AND CONDITIONS FOR
                   (NONQUALIFIED) OPTIONS GRANTED UNDER THE
                              1998 INCENTIVE PLAN

1.   Exercisability of Option.  The Option shall vest and become exercisable in
     ------------------------
     percentage installments of the aggregate number of shares of Common Stock of the Company as set forth in the Option Agreement. The Option may be exercised only to the extent the Option is exercisable and vested.

     (a)  Cumulative Exercisability.  To the extent the Optionee does not
          -------------------------
          purchase all the shares that the Optionee may exercise, the Optionee has the right cumulatively thereafter to purchase any shares not so purchased until the Option terminates or expires.

     (b)  No Fractional Shares.  Fractional share interests shall be
          --------------------
          disregarded, but may be cumulated.

     (c)  Minimum Exercise.  No fewer than 100 shares may be purchased at any
          ----------------
          one time, unless the number purchased is the total number at the time exercisable under the Option.

2.   Method of Exercise of Option.  To the extent exercisable, the Option may be
     ----------------------------
     exercised by the delivery to the Company of an Exercise Agreement (a form of which is attached as Exhibit A) from the Optionee stating the number of shares to be purchased pursuant to the Option and accompanied by payment in one or a combination of the following methods:

     (a) by electronic funds transfer, or by certified or cashier's check payable to the order of the Company, in the full amount of the purchase price of the shares and amounts required to satisfy applicable withholding taxes;

     (b) by a promissory note of the Optionee consistent with the requirements of Sections 1.8 and 6.4 of the Plan if expressly authorized in writing by the Committee;

     (c) by notice and third party payment in such manner as may be authorized by the Committee; or

     (d) by the delivery of shares that have been held by the Optionee for at least six months, in accordance with Section 2.2.2(e) of the Plan, unless otherwise provided by the Committee.

     Other payment methods may be permitted only if expressly authorized by the Committee with respect to this Option or all options under the Plan. The Option is non-transferable and may be exercised only by the Optionee, except as the Committee may otherwise expressly permit.

3.   Minimum Required Withholding on Exercise.  The Plan provides that the
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     Company may, in its sole discretion, reduce the amount of shares deliverable or other amount payable to the Optionee upon exercise of an Option to satisfy minimum required statutory tax withholding rates. If the Company does elect to permit the Optionee to withhold shares in satisfaction of the tax withholding requirements, the Optionee shall not withhold in excess of the minimum required withholding rate.

4.   Continuance of Employment Required.  The vesting schedule requires
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     continued service through each applicable vesting date as a condition to the vesting of the applicable installment and rights and benefits under this Option Agreement. Partial service, even if substantial, during any vesting period will not entitle the Optionee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or service as provided in Section 5 below or under the Plan.

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5.   Effect of Termination of Employment or Death.  If the Optionee's employment
     --------------------------------------------
     by either the Company or any subsidiary terminates, the Option and all other rights and benefits under this Option Agreement terminate except that the Optionee may, at any time within the following applicable period after the Severance Date, exercise the Option to the extent the Option was exercisable on the Severance Date and has not otherwise expired:


     (a) Termination by the Company or a subsidiary, other than (1) a Termination for Cause (as defined below), (2) upon a voluntary resignation or retirement or (3) because of a Total Disability or death of the Optionee --- for a period of 3 months

     (b) Voluntary resignation (other than in anticipation of or in connection with a Termination for Cause) --- for a period of 3 months

     (c)  Retirement --- for a period of 24 months

     (d) Total Disability or death of the Optionee --- for a period of 24 months

     In case of a Termination for Cause or a voluntary resignation in anticipation of or in connection with a Termination for Cause, the Option shall terminate immediately, in its entirety.

     "Termination for Cause" means a termination of service, based upon a finding by the Company, acting in good faith and based on its reasonable belief at the time, that the Optionee:

     (w) is or has been dishonest, incompetent, or negligent in the discharge of his or her duties to the Company; or has refused to perform stated or assigned duties; or

     (x) has committed a theft or embezzlement, or a breach of confidentiality or unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information, or a breach of fiduciary duty involving personal profit, or a willful or negligent violation of any law, rule or regulation or of Company rules or policy, in any material respect; or has been convicted of a felony or misdemeanor (other than minor traffic violations or similar offenses); or

     (y) has materially breached any of the provisions of any agreement with the Company or an affiliate; or

     (z) has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of the Company; or has induced a customer to break or terminate any contract with the Company or an affiliate; or has induced any principal for whom the Company or an affiliate acts as agent to terminate such agency relationship.

6.   Change in Subsidiary's Status; Leaves of Absence.
     ------------------------------------------------

     (a) If the Optionee is employed by an entity that ceases to be a subsidiary of the Company, this event is deemed for purposes of this Option Agreement to be a termination of the Optionee's employment by the Company other than a Termination for Cause, voluntary resignation, retirement, Total Disability or death of Optionee.

     (b) Absence from work caused by military service, authorized sick leave or other leave approved in writing by the Company or the Committee shall not be considered a termination of employment by the Company for purposes of Section 5; provided that, unless

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          reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days.

7.   Notices.  Any notice to be given shall be in writing and addressed to the
     -------
     Company at its principal office, to the attention of the Secretary, and to the Optionee at his or her last address of record, or at such other address as either party may hereafter designate in writing to the other for purposes of notices in respect of the Option.

8.   Optionee Not a Stockholder.  Neither the Optionee nor any other person
     --------------------------
     entitled to exercise the Option shall have any of the rights or privileges of a stockholder of the Company as to any shares of Common Stock until the issuance and delivery to him or her of a certificate evidencing the shares registered in his or her name. No adjustment will be made for dividends or other rights as to a stockholder for which a record date is prior to such date of delivery.

9.   No Employment Commitment by Company.  Nothing contained in this Option
     -----------------------------------
     Agreement or the Plan constitutes an employment commitment by the Company, affects the Optionee's status as an employee at will who is subject to termination without cause, confers upon the Optionee any right to remain employed by the Company or any subsidiary, interferes in any way with the right of the Company or any subsidiary at any time to terminate such employment, or affects the right of the Company or any subsidiary to increase or decrease the Optionee's other compensation.

10.  Effect of Option Agreement.  The Option Agreement shall be binding upon and
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     inure to the benefit of any successor or successors of the Company, except to the extent the Committee determines otherwise.

11.  Choice of Law.  The construction, interpretation, performance and
     -------------
     enforcement of the Option Agreement and the Option shall be governed by the laws of the State of California.

12.  Defined Terms.  Capitalized terms used herein and not otherwise defined
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     herein shall have the meaning assigned by the Plan.  The Option is not an
     Incentive Stock Option under the Plan or the Code.

13.  Plan.  The Option and all rights of Optionee thereunder are subject to, and
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     the Optionee agrees to be bound by, all of the terms and conditions of the provisions of the Plan. Unless otherwise expressly provided in these Terms and Conditions, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any additional rights in the Optionee not expressly set forth in the Optionee's Option Agreement or in a written amendment thereto. If there is any conflict or inconsistency between the terms and conditions of the Option Agreement or these Terms and of the Plan, the terms and conditions of the Plan shall govern.

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